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                  AGREEMENT DATED AS OF MAY 29, 1997 BETWEEN
          WORKFORCE SYSTEMS CORP., A FLORIDA CORPORATION, AND ROBERT
           HAUSMAN AND JOHN MURRAY, AS SOLE SHAREHOLDERS OF FEDERAL SUPPLY, INC. AND ROBERT HAUSMAN, AS SOLE SHAREHOLDER OF
                          FEDERAL FABRICATION, INC.
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                                    AGREEMENT
                                     between
                 WORKFORCE SYSTEMS CORP., a Florida corporation
                                       and
              ROBERT HAUSMAN and JOHN MURRAY, the Sole Shareholders
                                       of
                              FEDERAL SUPPLY, INC.
                                       and
                      ROBERT HAUSMAN, the Sole Shareholder
                                       of
                            FEDERAL FABRICATION, INC.

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made as of the 29th day of May, 1997, between Workforce Systems Corp., a Florida corporation ("Workforce") and Robert Hausman ("Hausman") and John Murray ("Murray"), the sole shareholders of Federal Supply, Inc., a Florida corporation ("Federal Supply") and Hausman as the sole shareholder of Federal Fabrication, Inc., a Florida corporation ("Federal Fabrication"). Hausman and Murray are hereinafter collectively referred to as the "Shareholders" and Federal Supply and Federal Fabrication are hereinafter collectively referred to as the "Federal Companies."

      WHEREAS, Workforce has authorized capital stock of 25,000,000 shares of common stock, par value $.001 per share (the "Workforce Common Stock") of which 1,794,144 shares have been duly issued and are now outstanding and 2,000,000 shares of preferred stock, par value $.0001 per share, of which 30,000 shares have been designated as Series A Preferred Stock and 30 shares have been designated as Series C Preferred Stock, all of which are duly issued and outstanding.

      WHEREAS, Federal Supply has authorized 1,000 shares of common stock, $1.00 par value (the "Federal Supply Stock"), of which 90 shares are issued and outstanding. Of such issued and outstanding Federal Supply Stock, 80 shares are owned beneficially and of record by Hausman and 10 shares are owned beneficially and of record by Murray. Federal Supply has no other classes of capital stock authorized.

      WHEREAS, Federal Fabrication has authorized 1,000 shares of common stock, $1.00 par value (the "Federal Fabrication Stock"), of which 100 shares are issued and outstanding and are owned beneficially and of record by Hausman. Federal Fabrication has no other classes of capital stock authorized.

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


      WHEREAS, Workforce desires to acquire 100% of the Federal Supply Stock and 100% of the Federal Fabrication Stock from the Shareholders in exchange for 110,000 shares of Workforce's Common Stock (the "Workforce Stock") pursuant to the terms and conditions set forth herein.

      WHEREAS, the Shareholders desire to exchange their stock in the Federal Companies for the Workforce Stock pursuant to the terms and conditions set forth herein.

      WHEREAS, the Board of Directors of Workforce deem it advisable and generally to the advantage and welfare of Workforce's shareholders that the parties enter into this Agreement pursuant to the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

      1. RECITALS. The above recitals are true, correct and are herein incorporated by reference.

      2. PLAN OF REORGANIZATION. The Shareholders are the owners of 100% of the issued and outstanding Federal Supply Stock and Hausman is the owner of 100% of the issued and outstanding Federal Fabrication Stock. It is the intention of the parties hereto that 100% of the Federal Supply Stock and 100% of the Federal Fabrication Stock shall be acquired by Workforce, which such stock represents any and all rights or interests either of the Shareholders may have in or to the Federal Companies (subject to Section 6 hereof), in exchange solely for 110,000 shares of Workforce Common Stock which is voting stock.

      3. EXCHANGE OF SHARES. Subject to the terms and conditions herein, the Shareholders hereby agree that the Federal Supply Stock and the Federal Fabrication Stock shall be exchanged with Workforce for the Workforce Stock at the closing of the transactions contemplated herein and Workforce agrees to deliver to Hausman a certificate representing 100,000 shares of the Workforce Stock and to deliver to Murray a certificate representing 10,000 shares of the Workforce Stock. The parties hereto acknowledge that it is the intent that the transactions contemplated herein shall be tax free, pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. The shares of the Workforce Stock shall be issued in such name or names as may be requested by the Shareholders.
















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


      4. CLOSING DATE. The closing shall be held on May 29, 1997, or such other date as may be agreed upon by Workforce and the Shareholders. Notwithstanding the date on which the closing shall occur, the parties agree the transactions contemplated hereby shall occur as of May 1, 1997.

      5. DELIVERY OF SHARES. Upon execution of this Agreement, the Shareholders will deliver certificates for the Federal Supply Stock and Hausman will deliver the certificate for the Federal Fabrication Stock duly endorsed and with documentary stamps affixed at the Shareholder's expense so as to make Workforce the sole owner thereof, free and clear of all claims and encumbrances, and on the closing date delivery of the certificates representing the Workforce Stock, on which documentary stamp taxes will have been paid by Workforce, will be made to the Shareholders so as to make the Shareholders the sole owners thereof, free and clear of all claims and encumbrances. Time is of the essence.

      6. FEDERAL SUPPLY NOTE. From time to time Hausman has provided working capital for Federal Supply pursuant to a personal loan with a financial institution (the "Hausman Loan"), which such amount is reflected in the Federal Companies' financial statements as a line item entitled "Loans from Stockholders." Hausman has advised Workforce that the Federal Companies have heretofore paid all principal and interest due to date under the Hausman Loan pursuant to the terms and conditions of such loan. At May 22, 1997, the outstanding balance as reflected on the financial statements of the Federal Companies is $1,079,024.31 Upon execution of this Agreement, Federal Supply will deliver to Hausman a promissory note substantially in the form attached hereto as Exhibit A and incorporated herein by such reference (the "Federal Supply Note") in the principal amount of $1,079,024.31. The Federal Supply Note will the secured by a blanket security interest in Federal Supply, subject to the factoring arrangement with First Southern Bank, a copy of which is attached hereto as Exhibit 7(n).

      7. REPRESENTATION OF THE SHAREHOLDERS. The Shareholders, jointly and severally, hereby make the following representations and warranties to Workforce, each of which is true as of the date hereof and will be true as of the closing date with the same effect as though such representations and warranties had been made on the closing date:

      (a) The Shareholders are the sole shareholders of the Federal Companies and there are no warrants, options or other rights outstanding to acquire any shares of the capital stock of Federal Supply or Federal Fabrication. The shares of Federal Supply and Federal Fabrication to be transferred by the Shareholders to Workforce hereunder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and the Shareholders are conveying clear and unencumbered title thereto











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


to Workforce. The execution and delivery of this Agreement by the Shareholders shall further serve to terminate any shareholder's agreement which may exist between the Shareholders relative to either of the Federal Companies. The shares of Federal Supply and Federal Fabrication are fully paid and non-assessable.

      (b) This Agreement constitutes the valid and binding obligation of the Shareholders, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights.

      (c) Neither of the Shareholders own, nor does either Shareholder know of any other person, corporation or firm that owns any interest in any property, invention, patent, patent application, copyright, trade secret, service mark or trademark used by the Federal Companies relating to any product or process used by the Federal Companies or relating in any way to its business except as may be set forth on Schedule 7(c) attached hereto and incorporated herein by such reference. The Federal Companies own or have the rights to use all those rights presently necessary to the operation of their businesses.

      (d) There are no agreements to which the Shareholders or either of the Federal Companies is a party that in any way restrict or infringe upon the business of Federal Supply or Federal Fabrication or the benefit of which Federal Supply or Federal Fabrication requires or presently has in its business, nor do the Shareholders know of any other agreements that in any way restrict or infringe upon the business of the Federal Companies or the benefit of which either of the Federal Companies require or presently have in its business.

      (e) The execution and delivery of this Agreement by the Shareholders does not, and the consummation of the transactions contemplated herein, will not violate or constitute an occurrence of default (or an event which, with notice or lapse of time or both would constitute a default) under any provision of, or conflict with, or result in acceleration of any obligations under, or result in the creation or imposition of any security interest, lien or other encumbrance, or give rise to a right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secured debt, note, loan, lien, lease, agreement, instrument, order, judgment, decrees or other arrangement to which the Shareholders or either of the Federal Companies is a party or to which he or it is bound, except as set forth on Schedule 7(e) attached hereto and incorporated herein by such reference.

      (f) Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the









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



terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Federal Supply or Federal Fabrication as amended, or any agreement or instrument to which the Shareholders or either Federal Supply or Federal Fabrication is now a party.

      (g) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any statue or law or any judgment, decree, order, award, regulation or rule of any court, governmental authority or arbitration panel applicable to the Shareholders or Federal Supply or Federal Fabrication; or give rise to the right of any termination by any governmental authority of any license, registration, certificate, right of authority to engage in business in such places were either Federal Supply or Federal Fabrication now does or has a right to engage in business.

      (h) The Shareholders have heretofore delivered to Workforce true and correct copies of the Federal Companies' Financial Statements and Supplemental Information for the year ended December 31, 1996 and the three months ended March 31, 1997, copies of which are attached hereto as Exhibit 7(h) and incorporated herein by such reference. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996, the Federal Companies have (i) no short term or long term debt or other obligations other than as set forth in the financial statements for the three months ended March 31, 1997 which are attached hereto as Exhibit 7(h), excluding trade payables incurred in the ordinary course of business, (ii) no tax liens or encumbrances of any nature on its assets, (iii) continued their operations and business as they are presently conducted, (iv) entered into no employment, consulting or similar agreements, and (v) not issued or agreed to issue any equity security or any other securities or obligations of either Federal Supply or Federal Fabrication that are convertible into or exchangeable for such equity securities. Since December 31, 1996 the Shareholders are not aware of any events affecting the Federal Companies, including, but not limited to, a loss of a material customer or contract, which would result in a reduction in revenues or operating results in the aggregate of greater than 10% for the fiscal year ended December 31, 1997 from those reported for the fiscal year ended December 31, 1996. Since March 31, 1997 there has not have been (i) any material adverse change in the business, condition (financial or otherwise), results of operation, prospects, properties, assets or liabilities of either Federal Supply or Federal Fabrication, (ii) any damage, destruction or loss (whether or not covered by insurance) affecting the Federal Companies' properties, assets or business, (iii) any increase in the rate of compensation or in bonus payments payable or to become payable to any of the Federal Companies' salaried employees, or (iv) any other event or condition








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


of any character which may reasonably be expected to have an effect as described in clauses (i) through (iii) of this Paragraph 7(h).

      (i) Except for liability or obligations disclosed or provided for the in the financial statements attached hereto as Exhibit 7(h), and except for liability or obligations incurred in the ordinary course of business consistent with past practices, neither Federal Supply or Federal Fabrication have any liabilities or obligations or any nature, whether absolute, accrued, contingent, potential or unassented or otherwise, that would be required to be disclosed on a balance sheet of the Federal Companies.

      (j) The Shareholders are acquiring the Workforce Stock in a private transaction exempt from registration under applicable federal and state securities laws, for their own account and for investment and not with a view to the distribution or resale of any thereof. The Shareholders shall not sell, assign, transfer, hypothecate or otherwise convey the Workforce Stock for a period of 12 months commencing on the closing date set forth in Paragraph 4 hereof. The certificates representing the Workforce Stock shall bear the following legend, in addition to the legend required pursuant to Rule 144 as promulgated under the Act:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT LIMITING THEIR SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OTHER CONVEYANCE UNTIL SUBSEQUENT TO MAY 29, 1998. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES.

      (k) Schedule 7(k) sets forth a complete list of all licenses and permits from all governmental authorities (the "Licenses") used in the business of the Federal Companies and such Licenses are all of the Licenses necessary to permit Federal Supply and Federal Fabrication to conduct their business and operations as currently conducted. No License has been revoked, is subject to revocation pursuant to a current regulatory review or has been challenged or otherwise contested by any person, except for immaterial deficiencies or other issues noted by regulatory review, challenge or contest which are being corrected in the ordinary course of business without material disruption or cost to the Federal Companies in respect of such License or business reasonable related thereto.

      (l) The Shareholders and the Federal Companies have complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgements, injunctions, awards or decrees applicable to both Federal Supply and Federal Fabrication.










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



      (m) There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Shareholders or Federal Supply or Federal Fabrication in respect of, or in connection with, the Federal Companies. There is no action, suit, claim or legal, administrative or arbitration proceeding, or, to the best knowledge of the Shareholders after due inquiry, any investigation (whether or not the defense or liabilities in respect thereof are covered by insurance) pending, or to the best knowledge of the Shareholders, after due inquiry, threatened against or involving the Federal Companies or any of their assets. To the best knowledge of the Shareholders, after due inquiry, there is no fact, event or circumstances that are likely to give rise to any suit, action, claim, investigation or proceeds that would be required to be disclosed if currently pending or threatened.

      (n) Each of Federal Supply and Federal Fabrication has good and valid title to all the properties and assets of the type required to be reflected on a balance sheets attached hereto as Exhibit 7(h) which it purports to own and all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, except as may be specifically set forth on Schedule 7(n) hereto.

      (o) The Federal Companies have timely filed all tax returns and reports required to be filed by it, including, where applicable, all federal, state, county and local income, gross receipts, excise, import, property, franchise, ad valorem, license, sales, use and withholding tax reports and returns. All returns are true and correct. To the best of the Shareholders' and the Federal Companies' knowledge, there is no basis for any additional claim or assessment.

      (p) The Federal Companies currently maintain policies of property insurance that provide coverage in kind and amount reasonably necessary to protect against the risks inherent or associated with the operation of the Federal Companies. All insurance polices are in full force and effect. There is not any state of facts and no event has occurred forming the basis for any claim covered by a property, casualty, fidelity, automobile, general liability, libel or slander, workman's compensation, health insurance or reinsurance or excess polity that is not fully covered by insurance or that may be expected to exceed the available limits of liability of the applicable insurance policies, nor has any carried declined coverage or reserved its rights to determine its liability to provide coverage to the Federal Companies with respect to any claim or circumstance.

      (q) Each of Federal Supply and Federal Fabrication have complied in all material respect with all laws, including applicable rules and regulations, or all applicable federal, state, local and foreign governments and their








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respective  agencies  concerning the  environment,  public health and safety and employee health and safety, and no complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against either Federal Supply or Federal Fabrication alleging any failure to comply with any such law or regulation, including, without limitation, any law of any government or agency concerning release or threatened release of hazardous substances, public health and safety or pollution or protection of the environment.

      8. REPRESENTATIONS OF WORKFORCE. Workforce hereby makes the following representations and warranties to the Shareholders, each of which is true as of the date hereof and will be true as of the closing date with the same effect as though such representations and warranties had been made on the closing date:

      (a) Workforce is a corporation duly organized and existing under and by virtue of the laws of the State of Florida, and is in good standing under the laws thereof.

      (b) The Workforce Stock to be issued to the Shareholders hereunder will, upon the issuance thereof, be duly and validly issued, fully paid and nonassessable.

      (c) This Agreement constitutes the valid and binding obligation of Workforce, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights.

      (d) The execution and delivery of this Agreement by Workforce does not, and the consummation of the transactions contemplated herein, will not violate or constitute an occurrence of default (which violations or defaults either singularly or in the aggregate would be considered material) under any provision of, or conflict with, or result in acceleration of any obligations under, or give rise to a right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secured debt, note, loan, lien, lease, agreement, instrument, order, judgment, decrees or other arrangement to which Workforce is a party or to which it is bound.

      (e) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Workforce as amended, or any agreement or instrument to which Workforce is now a party.










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      (f)   Workforce  has  heretofore  delivered to the  Shareholders  true and correct copies of its Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 1997 and Quarterly Report on Form 10-QSB for the nine months ended March 31, 1997. Since March 31, 1997 there has been no material adverse change in the condition, financial or otherwise, of Workforce.

      (g) Workforce is acquiring the Federal Supply Stock and the Federal Fabrication Stock in a private transaction exempt from registration under applicable federal and state securities laws, for its own account and for investment and not with a view to the distribution or resale of any thereof.

      9. CONDITIONS OF CLOSING. All of the obligations of the parties under this Agreement are subject to the fulfillment, prior to or on the closing date set forth in Section 4 of this Agreement, of each of the following conditions:

      (a)   Delivery by the Shareholders of the following:

            (i)   Certificates   for  the  Federal   Supply  Stock  and  Federal
Fabrication Stock described in Section 5 hereof, endorsed in blank;

            (ii)  A   certificate   of  each  of  the   Shareholders   that  all
representations and warranties made by him contained in Section 7 of this Agreement shall be true on and as of the closing date set forth in Section 4 of this Agreement as though such representations and warranties were made at and as of such date, and shall be true on and as of said closing date as though such representations and warranties were made at and as of such date; and

            (iii) The original corporate minute books of Federal Supply and Federal Fabrication, together with a certificate of the Shareholders stating that the contents thereof completely and accurately represent all minutes of all meetings of the board of directors and shareholders of each of Federal Supply and Federal Fabrication from the date of its incorporation until the closing date set forth in Section 4 hereof.

      (b)   Delivery by Workforce of the following:

            (i) Certificates for the Workforce Stock described in Section 5 hereof; and

            (ii) A certificate of Workforce that all representations and warranties made by it contained in Section 7 of this Agreement shall be true on and as of the closing date set forth in Section 4 of this Agreement as though









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such  representations and warranties were made at and as of such date, and shall be true on and as of said closing date as though such representations and warranties were made at and as of such date.

      10. INVESTMENT PURPOSE. Each of the Shareholders represents and warrants that he is acquiring the Workforce Stock to be delivered upon the execution of this Agreement solely for investment purposes and not for distribution or resale. Sales of such stock may be made only as permitted by Rule 145(d) of the Securities Act of 1933, as amended (the "Act"). Each of the Shareholders acknowledge that he has been advised by Workforce that the Workforce Stock has not been registered under the Act and that Workforce has no obligation or intention to so register.

      11. REPRESENTATIONS TO SURVIVE CLOSING. All the terms, conditions, warranties, representations and guarantees contained in this Agreement shall survive delivery of the shares of Federal Supply Stock and Federal Fabrication Stock transferred as the closing hereunder and any investigations made by or on behalf of Workforce at any time.

      12. INDEMNIFICATION. Each of the Shareholders agrees to indemnify, defend and hold Workforce and the Federal Companies, their shareholders, officers, directors, successors and assigns, harmless from and against any and all claims, damages, liability, loss, cost or expense, which either Federal Supply or Federal Fabrication or Workforce may suffer of become liable for as a result of or in connection with:

            (a) any material breach of any representation or warranty, covenant or agreement made or contained in this Agreement or in any related agreement or instruments executed and delivered pursuant to this Agreement on or prior to the closing date set for in Section 4 hereof (the "Representations"); or

            (b) all liabilities or obligations of the Federal Companies of any nature (including, but not limited to, taxes) arising from any act (or failure to act) by either Federal Supply or Federal Fabrication on or before the closing date of this Agreement as set forth in Section 4 hereof, or any facts or conditions in existence on or before such closing date, whether absolute, accrued, contingent, potential, unassented or otherwise, unknown or undisclosed to Workforce and which are not set forth on Schedule 12 attached hereto and incorporated herein by such reference (the "Deficiencies").

            (c) Within 60 days after learning of the assertion by a third party of any claim against which either the Federal Companies or Workforce












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


claims indemnification under this Agreement, the Federal Companies or Workforce shall notify the Shareholders and afford them the opportunity to assume the defense or settlement thereof at his own expense with counsel of his own choosing and the Federal Companies and Workforce shall cooperate fully to make available to the Shareholders all pertinent information under their control or in their possession. The Federal Companies and Workforce shall have the right to join in the defense of any claim with the counsel of their own choosing and at their own expense.

            (d) Notwithstanding the notice requirements provided hereunder, the right to indemnification under this Agreement shall not be effected by any failure to give or any delay in giving notice unless, and then only to the extent that, the rights and remedies of the party to whom notice was to have been given shall have been prejudiced.

            (e) Notwithstanding anything herein to the contrary, in order to protect the business or their customers, the Federal Companies and Workforce shall desire to settle any claims or actions, the defense of which the Shareholders would otherwise be entitled to assume pursuant to the provisions of this Agreement, the Federal Companies or Workforce shall be entitled to settle the claim or action and the proposed settlement, and the terms of such settlement shall be binding upon the Shareholders so long as they are commercially and reasonably measured in the context of the manner settled and not in respect of other considerations of the Federal Companies or Workforce.

            (f) Notwithstanding anything to the contrary contained in this Agreement, the Federal Companies and Workforce shall be entitled to exercise and resort to all rights and remedies for misrepresentations or breached afforded to them by statute, at law or in equity, including without limitation, recision, specific performance, action for damages, or any other remedies and relief as may be afforded to the Federal Companies and Workforce under this Agreement or by a court of competent jurisdiction.

      13.   MISCELLANEOUS.

            (a) Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

            (b) If any term or provision of this Agreement or any exhibits thereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the exhibits thereto or the application or such term or provision to person,











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


property or circumstances other than those as to which it is invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement or the exhibits thereto shall be valid and enforced to the fullest extent permitted by law.

      (c) Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to Workforce:           8870 Cedar Springs Road
                           Suite 5
                           Knoxville, TN 37923
                           423-769-2380

If to the Shareholders:    1410 SW 8 Street
                           Pompano Beach, FL 33069
                           954-781-2100

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

      (d) This Agreement, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      (f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

      (g) This Agreement shall be governed by the laws of the State of Florida.

      (h)   The parties have either (i) been represented by independent legal












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



counsel in connection with the negotiations and execution of this Agreement,  or
(ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so and by execution of this Agreement has waive the right.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    Workforce Systems Corp., a
                                    Florida corporation

                                    By:/s/ Ella Boutwell Chesnutt
                                       ---------------------------
                                           Ella Boutwell Chesnutt,
                                           President



                                       /s/ Robert Hausman
                                       ---------------------------
                                           Robert Hausman

                                       /s/ John Murray
                                       ---------------------------
                                           John Murray





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